Exhibit 10.28

PATENT LICENSE AND SETTLEMENT AGREEMENT

THIS PATENT LICENSE AND SETTLEMENT AGREEMENT (this “Agreement”) dated as of July 25, 2006 (the “Effective Date”), is entered into between BIOSITE INCORPORATED, a Delaware corporation (“Biosite”), having a place of business at 9975 Summers Ridge Road, San Diego, California 92121, and ROCHE DIAGNOSTICS CORPORATION, an Indiana corporation, having a place of business at 9115 Hague Road, PO Box 50457, Indianapolis, Indiana 46256, ROCHE DIAGNOSTICS OPERATIONS, INC., a Delaware corporation with its principal place of business in Indianapolis, Indiana, ROCHE DIAGNOSTICS GMBH, a German corporation with its principal place of business in Mannheim, Germany, and CORANGE INTERNATIONAL, LTD., a Bermuda corporation with a branch in Puerto Rico, (collectively “Roche”).

W I T N E S S E T H :

WHEREAS, Biosite or its Affiliates own the Biosite Patent Rights (as defined below).

WHEREAS, Roche or its Affiliates own the Roche Patent Rights (as defined below).

WHEREAS, each party desires to grant to the other party a fully-paid up, nonexclusive license under such patent rights on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.                                       DEFINITIONS

For purposes of this Agreement, the terms defined in this Section 1 shall have the respective meanings set forth below:

1.1                                 “Affiliate” shall mean any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with a party. For the purpose of this definition, “control” shall mean the direct or indirect ownership of at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or at least a fifty percent (50%) interest in the income of such entity; provided that, if local law requires a minimum percentage of local ownership, control shall be established by direct or indirect ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests. For the purpose of this Agreement, Genentech, Inc., 1 DNA Way, South San Francisco, California 94080-4990, USA (“Genentech”) and Chugai Pharmaceutical Co., Ltd., 1–1 Nihonbashi-Muromachi 2-Chome, Chuo-ku, Tokyo 103-8324, Japan (“Chugai”), respectively, shall not be deemed an Affiliate of Roche, unless Roche opts for the inclusion of Genentech and/or Chugai, by giving written notice to Biosite.

1.2                                 “Biosite Patent Rights” shall mean (a) those certain patents listed on Exhibit A hereto; (b) all U.S. and foreign patents that have issued or in the future issue from any patent applications claiming common priority to the patent applications from which the patents of Exhibit A issued, including utility, model and design patents and certificates of invention; and (c) all reissues, reexaminations, renewals, extensions or additions to any patents identified in subpart (a) or (b) of this Section 1.2.

1.3                                 “Biosite Product” shall mean any product that if made, used, sold, offered for sale or imported absent the licenses granted hereunder would infringe one or more Valid Claims of the Roche Patent Rights.

1.4                                 “Patent Rights” shall mean the Biosite Patent Rights and Roche Patent Rights.

1.5                                 “Pending Litigation” shall mean (a) Civil Action No. 1:04-CV-01848-LJM-VSS in the United States District Court for the Southern District of Indiana, and (b) Civil Action No. 04 CV 2381-B(LSP) in the United States District Court for the Southern District of California.

1.6                                 “Product(s)” shall mean Biosite Product and Roche Product, as applicable.

1.7                                 “Roche Patent Rights” shall mean (a) those certain patents listed on Exhibit B hereto; (b) all U.S. and foreign patents that have issued or in the future issue from any patent applications claiming common priority to the patent applications from which the patents of Exhibit B issued, including utility, model and design patents and certificates of invention; and (c) all reissues, reexaminations, renewals, extensions or additions to any patents identified in subpart (a) or (b) of this Section 1.7.

1.8                                 “Roche Product” shall mean any product that if made, used, sold, offered for sale or imported absent the licenses granted hereunder would infringe one or more Valid Claims of the Biosite Patent Rights.

1.9                                 “Valid Claim” shall mean a claim of an issued and unexpired patent included within the applicable Patent Rights, that either (1) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is no longer subject to appeal or other review, or (2) has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

2.                                       REPRESENTATIONS AND WARRANTIES

2.1                                 Mutual Representations. Each party hereby represents and warrants to the other party as follows:

(a)                                  Corporate Existence. Such party is a corporation duly organized, validly existing and in good standing under the laws of the state or country in which it is incorporated.

(b)                                 Authorization and Enforcement of Obligations. Such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

(c)                                  No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such party in connection with this Agreement have been obtained.

(d)                                 No Conflict. The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

2.2                                 Patent Rights. Biosite represents and warrants that it or its Affiliates are the sole owners of all right, title and interest in and to the Biosite Patent Rights and have the right to grant the license to Roche as set forth in this Agreement. Roche represents and warrants that it or its Affiliates are the sole owners of all right, title and interest in and to the Roche Patent Rights and have the right to grant the license to Biosite as set forth in this Agreement. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

3.                                       LICENSE GRANT

3.1                                 License Grants.

(a)                                  Subject to the terms and conditions of this Agreement (including the provisions of Section 3.3 below), Biosite, on behalf of itself and its Affiliates, hereby grants to Roche a worldwide, irrevocable (except as provided in Section 8.2 below), perpetual, royalty-free, fully-paid up, non-exclusive right and license (without the right to grant sublicenses except to Affiliates as set forth in Section 3.2 below) under the Biosite Patent Rights to make, have made, use, offer for sale, sell and import Roche Products, and to practice any method, process or procedure in connection therewith.

(b)                                 Subject to the terms and conditions of this Agreement (including the provisions of Section 3.3 below), Roche, on behalf of itself and its Affiliates, hereby grants to Biosite a worldwide, irrevocable (except as provided in Section 8.3 below), perpetual, royalty-free, fully-paid up, non-exclusive right and license (without the right to grant sublicenses except to Affiliates as set forth in Section 3.2 below) under the Roche Patent Rights to make, have made, use, offer for sale, sell and import Biosite Products, and to practice any method, process or procedure in connection therewith.

(c)                                  The licenses granted herein shall include the right to utilize a third party to develop, test, manufacture and import (but not offer for sale or sell) such party’s Product.

3.2                                 Rights of Affiliates. Each party shall have the right to sublicense the right and license granted to such party under Section 3.1 to one or more of its Affiliates, provided that all such Affiliates agree in writing to be bound by this Agreement to the same extent as such party.

3.3                                 Effective Date of Licenses. With respect to the licenses granted to Biosite under Section 3.1(b) above, said license shall become effective only upon Biosite meeting its obligations under Sections 4.1, 5.4 and 5.6 below. With respect to the licenses granted to Roche under Section 3.1(a) above, said license shall become effective only upon all Roche entities that are a party to this Agreement meeting their respective obligations under Sections 5.4 and 5.6 below.

4.                                       PAYMENT TO ROCHE

4.1                                 Payment. Within 90 days of the Effective Date of this Agreement, Biosite shall pay to Roche Diagnostics Operations, Inc. eight million five hundred thousand U.S. Dollars ($8,500,000). Payment shall be made by wire transfer.

5.                                       RELEASES AND SETTLEMENT

5.1                                 Release. Each party, on behalf of itself and its Affiliates, agents, representatives, directors, employees, attorneys, advisors, insurers, successors and permitted assigns (collectively, the “Related Parties”), hereby irrevocably (except as provided in Section 8 below)  covenants not to sue, releases and discharges the other party and its Related Parties of and from any and all claims, counterclaims, demands, actions, causes of action, damages, liabilities, losses, payments, obligations, costs and expenses (including, without limitation, attorneys’ fees and costs) (collectively, the “Claims”) of any kind or nature, past, present or future, fixed or contingent, direct or indirect, in law or equity, several or otherwise, known or unknown, suspected or unsuspected, that arise from or relate in any way to any act, fact, transaction, cause, matter, condition, occurrence or event whatsoever prior to the effective date of this release with respect to Claims regarding infringement or suspected infringement of such party’s Patent Rights. The foregoing release is expressly intended to cover and include, without limitation, all claims, past, present or future, known or unknown, suspected or unsuspected, which can or may ever be asserted by successors or otherwise, as the result of the matters herein released, or the effects or consequences thereof, subject to the termination rights in Section 8 below. Each party hereby represents that it has the power to bind its respective Related Parties to the terms and conditions set forth in this Agreement as if such Related Parties were an original signatory to this Agreement. The foregoing release shall not apply to a party’s obligations required to be performed under this Agreement. This release shall become effective with respect to Biosite and each of its Related Parties only upon Biosite meeting its obligations under Sections 4.1, 5.4 and 5.6 below. This release shall become effective with respect to each Roche entity that is a party to this Agreement, and each of their respective Related Parties, only upon all Roche entities that are a party to this Agreement meeting their respective obligations under Sections 5.4 and 5.6 below.

5.2                                 Indemnity. Each party shall indemnify, hold harmless and defend the other party and the other party’s Related Parties from and against any and all third party claims, demands, actions or proceedings, or threat thereof, and all losses, liabilities, damages, costs, expenses, judgments, awards and settlements relating thereto (including without limitation reasonable attorneys’ fees and costs) to the extent arising from or relating to (a) any Claim released by such party under Section 5.1 above, or (b) a breach of any representation, warranty or covenant by such party set forth in this Agreement.

5.3                                 Waiver. Each party, on behalf of itself and its Related Parties, hereby irrevocably and forever waives all rights such party may have arising under California Civil Code Section 1542 (or any analogous requirement of law) with respect to the foregoing release. Each party understands that Section 1542 provides that:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each party acknowledges that it has been fully informed by its counsel concerning the effect and import of this Agreement under California Civil Code Section 1542 and other requirements of law and fully understands its terms and their effect and that this is a full and final compromise, release and settlement of all Claims as described in Section 5.1.

5.4                                 European Oppositions. Within ten (10) days after the Effective Date of this Agreement, (a) Biosite shall file appropriate papers with the European Patent Office to withdraw its opposition to Roche’s European Patent No. 0 746 762, patent application No. 94920002.6, and (b) Roche shall file appropriate papers with the European Patent Office to withdraw its opposition to Biosite’s European Patent No. 0 821 794, patent application No. 96913812.2.

5.5                                 Future Opposition. Biosite agrees that it shall not file any opposition to any European patent claiming common priority with Roche’s European Patent No. 0 746 762. Roche agrees that it shall not file any opposition to any European patent claiming priority with Biosite’s European Patent No. 0 821 794

5.6                                 Dismissal of Pending Litigation. Within five (5) days after the Effective Date of this Agreement, the parties shall cause to be completed, executed and filed with both the United States District Court for the Southern District of Indiana and the United States District Court for the Southern District of California a stipulated dismissal with prejudice of the Pending Litigation consistent with this Agreement and in the form attached hereto as Exhibits C and D, as appropriate. The parties shall cooperate and take such further actions as necessary to effectuate the dismissal of such action(s) on the terms hereof.

5.7                                 No Admission. This Agreement may be pleaded as a full and complete defense to any Claim released under Section 5.1 above, and may be used as the basis for an injunction against any such Claim which may be prosecuted, initiated or attempted in violation of the terms hereof. The parties acknowledge that this Agreement and the releases contained herein are entered into in order to compromise and settle disputed claims, and to avoid the expense of protracted litigation, without any concession or admission of validity or invalidity or enforceability or nonenforceability of the Patent Rights by any party, and without any acquiescence on the part of either party as to the merit of any claim, defense, affirmative defense, counterclaim, liabilities or damages related to the Patent Rights and/or the Pending Litigation. Neither this Agreement nor any part thereof shall be, or be used as, an admission of infringement or liability by anyone, at any time for any purpose.

5.8                                 Attorneys Fees and Costs. Each party shall be responsible for its own attorneys’ fees and costs, if any, in connection with this Agreement and the Pending Litigation.

6.                                       CONFIDENTIALITY

Roche and Biosite shall not disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party. Notwithstanding the foregoing, Biosite is authorized to fulfill its reporting obligations as a listed company, provided, that Biosite shall (i) seek, to the extent permitted by law, confidential treatment for the terms hereof, and (ii) give Roche the greatest practical prior written notice so as to permit Roche to take all possible action to protect and/or safeguard its rights in the confidential information. Furthermore, and notwithstanding the foregoing, Roche and Biosite shall have the right to disclose the terms and conditions of this Agreement to the extent that such disclosure is reasonably necessary in the following instances:

(a)                                  informing the public of the grant of license, and patents licensed, in this Agreement;

(b)                                 complying with an applicable law, regulation of a governmental agency or order of a court of competent jurisdiction, or responding to a subpoena or other lawful court process, including disclosure of an unredacted copy of this Agreement in its entirety; and

(c)                                  disclosure to investment bankers, investors, potential investors, auditors and potential business partners, each of whom prior to disclosure must be bound by similar obligations of confidentiality at least equivalent in scope to those set forth in this Section 6; provided in each case that the disclosing party shall provide written notice thereof to the other party and reasonable opportunity to object to such disclosure or to request confidential treatment thereof, if available.

7.                                       PATENTS.

7.1                                 Control. Nothing in this Agreement shall grant to a party any right to control the preparation, filing, prosecution, maintenance or enforcement of the Patent Rights of the other party.

8.                                       TERMINATION

8.1                                 Expiration. This Agreement shall expire on the expiration of the last to expire patent included within the Patent Rights.

8.2                                 Termination by Biosite. Biosite shall have the right, upon written notice to Roche, to terminate Section 3.1(a) and the releases granted to Roche and its Related Parties pursuant to Section 5.1 above if Roche (a) directly or indirectly (whether alone, or in concert with or for the benefit of any third party) challenges, opposes, seeks to invalidate or render void or unenforceable all or a portion of the Biosite Patent Rights (or purports to do any of the foregoing), through a declaratory judgment, provoking or supporting an interference action, or any other action or proceeding, or otherwise lends assistance to a third party to do any of the foregoing, except to the extent required by applicable law, regulation, court order or bona fide judicial process; or (b) attempts to enforce the Roche Patent Rights against Biosite or any of its Affiliates. If Biosite terminates Sections 3.1(a) or 5.1 pursuant to this Section 8.2, the remainder of this Agreement shall remain in full force and effect in accordance with its terms.

8.3                                 Termination by Roche. Roche shall have the right, upon written notice to Biosite, to terminate Section 3.1(b) and the releases granted to Biosite and its Related Parties pursuant to Section 5.1 above if Biosite (a) directly or indirectly (whether alone, or in concert with or for the benefit of any third party) challenges, opposes, seeks to invalidate or render void or unenforceable all or a portion of the Roche Patent Rights (or purports to do any of the foregoing), through a declaratory judgment, provoking or supporting an interference action, or any other action or proceeding, or otherwise lends assistance to a third party to do any of the foregoing, except to the extent required by applicable law, regulation, court order or bona fide judicial process, or (b) attempts to enforce the Biosite Patent Rights against any Roche entity that is party to this Agreement or any of their respective Affiliates. If Roche terminates Sections 3.1(b) or 5.1 pursuant to this Section 8.3, the remainder of this Agreement shall remain in full force and effect in accordance with its terms.

9.                                       LIMITATION OF LIABILITY

TO THE EXTENT ALLOWED BY APPLICABLE LAW AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITATION OF LIABILITY OR LIMITED REMEDY NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES HAVE ANY LIABILITY WHATSOEVER FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND, OR ANY DAMAGES FOR LOST REVENUES, PROFITS, BUSINESS OR DATA, ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY IS INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

10.                                 MISCELLANEOUS

10.1                           Specific Performance. Each party hereby acknowledges and agrees that in the event of any breach of this Agreement, the parties that are not in breach will suffer irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that the parties not in breach shall be entitled to specific performance of the breaching party’s obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction. This Section 10.1 shall not be interpreted to preclude the availability of other forms of remedies for breach of this Agreement, including, without limitation, monetary damages.

10.2                           Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other party shall be in writing, delivered by any lawful means to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to Biosite:	Biosite Incorporated
9975 Summers Ridge Road
San Diego, California 92121
Attention: President
With a copy to: Legal Dept.

with a copy to:	Williams & Connolly, LLP
725 Twelfth St., N.W.
Washington, DC 20005
Attention: Bruce Genderson

If to Roche:	Roche Diagnostics Operations, Inc.
9115 Hague Road
PO Box 50457
Indianapolis, Indiana 46256
Attention: D. Michael Young

with a copy to:	Barnes & Thornburg LLP
11 South Meridian Street
Indianapolis, Indiana 46204
Attention: Paul B. Hunt

10.3                           Assignment. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

10.4                           Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to the conflicts of law principles thereof.

10.5                           Further Assurances. Each party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested in order to effectuate fully the purposes, terms and conditions of this Agreement.

10.6                           Waivers and Amendments. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

10.7                           Entire Agreement. This Agreement embodies the entire agreement between the parties and supersedes any prior representations, understandings and agreements between the parties regarding the subject matter hereof. There are no representations, understandings or agreements, oral or written, between the parties regarding the subject matter hereof that are not fully expressed herein.

10.8                           Construction of this Agreement. The parties hereto have cooperated in the drafting and preparation of this Agreement. Therefore, none of the parties shall be deemed the drafter of this Agreement for the purpose of interpreting or construing any of the provisions hereof.

10.9                           Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of this Agreement in any other jurisdiction.

10.10                     Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

10.11                     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

BIOSITE INCORPORATED		ROCHE DIAGNOSTICS CORPORATION

By	/s/ Kim D. Blickenstaff		By	(Illegible)

Title	Chairman and CEO	Title	Vice President

ROCHE DIAGNOSTICS OPERATIONS, INC.		CORANGE INTERNATIONAL, LTD.
			By	/s/ C. George Burch
By	/s/D. Michael Young
			Title	Director
Title	Assistant Secretary
			By	/s/ John S.T. Stout

			Title	Director
ROCHE DIAGNOSTICS GMBH

By	(Illegible)

Title	Head Legal Business

By	(Illegible)

Title	Director & Senior Patent Attorney

EXHIBIT A

Biosite Patent Rights

U.S. Patent No. 5,795,725

U.S. Patent No. 6,174,686

U.S. Patent No. 6,939,678

EXHIBIT B

Roche Patent Rights

U.S. Patent No. 4,816,224

U.S. Patent No. 5,366,609

EXHIBIT C

Biosite Dismissal

[SEE ATTACHED]

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

BIOSITE INCORPORATED, a Delaware corporation,	Case No. 04 CV 2381-B(LSP)

Plaintiff,	[PROPOSED] ORDER

v.

ROCHE DIAGNOSTICS CORPORATION, an Indiana Corporation; and ROCHE DIAGNOSTICS GMBH, a German corporation,

Defendants.

ROCHE DIAGNOSTICS CORPORATION, an Indiana Corporation; and ROCHE DIAGNOSTICS GMBH, a German corporation,

Counterclaim Plaintiffs,

v.

BIOSITE INCORPORATED, a Delaware corporation,

Counterclaim Defendant.

Pursuant to the joint Stipulation of Dismissal with Prejudice as executed by all parties to this case and filed with this Court, it is therefore

CASE NO. 04 04 CV 2381-B(LSP)

ORDERED that all claims and counterclaims in the above-captioned case are dismissed with prejudice, the parties to bear their own attorneys’ fees and costs.

So Ordered, this                   day of                        , 2006.

Judge, United States District Court for the Southern District of California

IN THE UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF CALIFORNIA

BIOSITE INCORPORATED, a Delaware corporation,	Case No. 04 CV 2381-B(LSP)

Plaintiff,	STIPULATION OF DISMISSAL
WITH PREJUDICE
v.

ROCHE DIAGNOSTICS CORPORATION, an Indiana Corporation; and ROCHE DIAGNOSTICS GMBH, a German corporation,

Defendants.

ROCHE DIAGNOSTICS CORPORATION, an Indiana Corporation; and ROCHE DIAGNOSTICS GMBH, a German corporation,

Counterclaim Plaintiffs,

v.

BIOSITE INCORPORATED, a Delaware corporation,

Counterclaim Defendant.

Pursuant to Fed. R. Civ. P. 41, Plaintiff Biosite Incorporated (“Biosite”), and Defendants, Roche Diagnostics Corporation and Roche Diagnostics GmbH (“Roche”), by and through their attorneys, stipulate and agree that all claims filed by Biosite against Roche in the above-captioned case, and all counterclaims filed by Roche against Biosite in the above-captioned case, are hereby dismissed with prejudice. The parties will bear their own costs and attorneys’ fees.

Respectfully Submitted,

Kent M. Walker (173700)	Jeffrey D. Lewin
COOLEY GODWARD LLP	SULLIVAN, HILL, LEWIN, REZ &
4401 Eastgate Mall	ENGEL
San Diego, CA 92121	550 West C Street
Suite 1500
Bruce R. Genderson	San Diego, CA 92101
Thomas H. L. Selby
Aaron P. Maurer	Daniel Albers
Rebecca S. LeGrand	Mark Hagedorn
WILLIAMS & CONNOLLY LLP	Sendil Devadas
725 12TH St. NW	BARNES & THORNBURG LLP
Washington, DC 20005	One North Wacker Drive
Suite 4400
Attorneys for Plaintiff	Chicago, Illinois 60606

Attorneys for Defendants

EXHIBIT D

Roche Dismissal of Litigation

[SEE ATTACHED]

IN THE UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF INDIANA

INDIANAPOLIS DIVISION

)
ROCHE DIAGNOSTICS CORPORATION, ROCHE	)
DIAGNOSTICS OPERATIONS, INC., ROCHE	)
DIAGNOSTICS GMBH,	)
and CORANGE INTERNATIONAL, LTD.,	)	CIVIL ACTION NO.
	)	1:04-CV-01848-LJM-VSS
Plaintiff,	)
v.	)
)
BIOSITE INCORPORATED,	)
)
Defendant.	)

STIPULATION OF DISMISSAL WITH PREJUDICE

Pursuant to Fed. R. Civ. P. 41, Plaintiffs Roche Diagnostics Corporation, Roche Diagnostics Operations, Inc., Roche Diagnostics GmbH, and Corange International, Ltd. (“Roche”), and Defendant Biosite Incorporated (“Biosite”), by and through undersigned counsel, stipulate and agree that all claims filed by Roche against Biosite in the above-captioned case, and all counterclaims filed by Biosite against Roche in the above-captioned case, are hereby dismissed with prejudice. The parties will bear their own costs and attorneys’ fees.

A proposed form of order is submitted herewith.

Dated:  July          , 2006

Respectfully Submitted,

By

Stephen E. Arthur	Donald E. Knebel
Raymond A. Basile	Larry A. Mackey
HARRISON & MOBERLY, LLP	Paul B. Hunt
135 North Pennsylvania Street	Helen K. Geib
Suite 210	BARNES & THORNBURG LLP
Indianapolis, IN 56204	11 South Meridian St.
Indianapolis, IN 46204
Bruce R. Genderson
Thomas H. L. Selby	Brent A. Harris
Aaron P. Maurer	ROCHE DIAGNOSTICS
Rebecca S. LeGrand	OPERATIONS, INC.
WILLIAMS & CONNOLLY LLP	9115 Hague Road
725 12TH St. NW	Indianapolis, IN 46250
Washington, DC 20005
Attorneys for Roche Diagnostics Corporation,
Attorneys for Defendant	Roche Diagnostics Operations, Inc., Roche
Biosite Incorporated	Diagnostics GmbH, and Corange International,
Ltd.

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF INDIANA

INDIANAPOLIS DIVISION

)
ROCHE DIAGNOSTICS CORPORATION, ROCHE	)
DIAGNOSTICS OPERATIONS, INC., ROCHE	)
DIAGNOSTICS GMBH,	)
and CORANGE INTERNATIONAL, LTD.,	)	CIVIL ACTION NO.
	)	1:04-CV-01848-LJM-VSS
Plaintiff,	)
v.	)
)
BIOSITE INCORPORATED,	)
)
Defendant.	)

[PROPOSED] ORDER

Pursuant to the joint Stipulation of Dismissal with Prejudice as executed by all parties to this case and filed with this Court, it is therefore

ORDERED that all claims and counterclaims in the above-captioned case are dismissed with prejudice, the parties to bear their own attorneys’ fees and costs.

Date	United States District Judge